Weifang Shengtai Pharmaceutical Inc. held an unveiling ceremony for a joint R&D program with Hubei University of Technology

Shengtai Pharmaceutical, Inc. (SGTID.OB) (“the Company”) announced today that Weifang Shengtai Pharmaceutical, the Company’s subsidiary in Changle, Shandong, China (“the Shandong Subsidiary”), held an unveiling ceremony for the “Joint University-Business Community Program” between the Company’s Shandong subsidiary and the Hubei University of Technology (“HUT”) in Changle, Shandong, China on December 4, 2010.  The ceremony officially kicked off the joint research and development program between the Company and HUT.  Based on the principles of mutual complementarity, equality and voluntary cooperation, the joint program represents a win-win opportunity for both the Company and HUT in terms of technology transformation by HUT and utilization of new technology by the Company.

One of the leading universities in Hubei, China, HUT is a source of strength for technology and talent.  Its resources, especially those in aspects of education, training and research in biological engineering technology, are complementary to the Company’s resources and leading position in the industry in China.  HUT’s strength in the area of biological engineering technology sets it apart from many other universities in China and creates an opportunity for cooperation between HUT and the Company from the perspective of “mutual benefits, mutual complementarily and common development.”  Under the joint program, new ideas, promotion and use of new technology, development of new products and solutions to technical problems will all be cooperatively implemented or carried out.  HUT and the Company will work to seek breakthroughs in areas such as cost reduction, waste recycling, technological development of existing products and their derivatives and the development of new products.

The Company, HUT and the local government all have a high regard for the joint R&D program.  Seven people from HUT, numerous government officers (led by the Deputy Director of the Technology Bureau of Weifang City and the Governor of Changle County) and many business VIPs attended the ceremony.  Mr. Qingtai Liu, the CEO and Chairman of the Company, addressed the participants at the ceremony, and Mr. Shijie Dong, the Vice-Chancellor of HUT also made a speech. They exchanged letters of appointment and signed an agreement on building up the Company’s research and development capabilities.  In addition, a funding contract for technology development was signed, in which Mr. Liu was appointed as the Director of the Management Committee of the fund.  By the end of 2010, 500 thousand RMB will be paid to HUT in the first phase of the research and development program, and another 500 thousand RMB will be paid before Jun 2011 in the second phase of the research and development program.  Both the Company and HUT agreed to try and obtain grants from the national, provincial and municipal governments through their funding programs for technology advancement.

In his address to the ceremony, Mr. Liu said that the Company continues to focus on operation and management and looks to take full advantage of technological progress.  In the past, the Company’s competitiveness has been increased through various joint research and development programs in production and products.  Going into the future, the Company will continue to actively seek opportunities for cooperation with universities and academics in a broad range of areas, such as the development of new products and promotion of technology innovation.  The Company expects to greatly benefit from its commitment to research and development and continuous use of new technology.

Forward Looking Statements

Certain statements in this press release and oral statements made by the Company constitute forward-looking statements concerning the Company's business and products. These statements include, without limitation, statements regarding the Company’s ability to prepare for growth, the Company's planned capacity expansion and predictions and guidance relating to the Company's future financial performance. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs, but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the pharmaceutical industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large-scale implementation of the Company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information discussed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

For more information, please contact:

Shengtai Pharmaceutical, Inc.

Mr. Hu Ye

Chief Financial Officer
Tel:   +86-139-1157-3505
Email: shengtaicfo@hotmail.com

Shengtai Pharmaceutical, Inc.
Ms. Yukie Ying Gao
Investor Relations Manager
Tel:   +86-0536-6295802
Email: guaipaipai@hotmail.com

Investor Relations
DME Capital LLC
Mr. David Elias
Tel:   +1-516-967-0205
Email: dave@dmecapital.com